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                                                                    EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-02105 and 333-02107 on Form S-8; 333-01523, 333-21175, and 333-45281 on
Form S-3 and Post-Effective Amendment No.1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Energy Group Inc. (the "Corporation"), of our reports dated February 12, 1998 (which express an unqualified opinion and include an explanatory paragraph relating to the Corporation's adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation"), appearing in and incorporated by reference in this Annual Report on Form 10-K of the Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Detroit, Michigan
February 27, 1998